UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On September 6, 2018, our Board of Directors approved the following:

•	the extension of our current restructuring program through 2022;

•	an increase by $1.3 billion in one-time costs for the program to a total of $5.4 billion, such that total one-time costs include $4.1 billion of cash costs and $1.3 billion of non-cash costs; and

•	an increase by $700 million in capital expenditures to a total of $2.3 billion.

The additional $700 million of capital expenditures to support the program is already included within our previously announced expectations for future capital expenditures. The current restructuring program, as increased and extended by these actions, will now be called the Simplify to Grow Program.

The program, which was initially approved on May 6, 2014, is intended to help us reduce our operating cost structure in both our supply chain and overhead costs and covers severance as well as asset disposals and other manufacturing and procurement-related one-time costs. The program has driven significant operating scale and cost reductions to date. The Simplify to Grow Program is part of our plan to drive continued transformational changes that increase operating effectiveness and position the company for future growth. We intend to partially reinvest the savings from the program to drive both net revenue and earnings growth. We expect to complete the program by year-end 2022.

Item 7.01.	Regulation FD Disclosure.

On September 7, 2018, we issued a press release relating to the presentation made by Mondelēz International executives at our investor day. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

A live audio webcast of the presentation and the presentation slides will be available at www.mondelezinternational.com/investors. An archive of the webcast will also be available on our website following the webcast.

This information, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and it will not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Mondelēz International, Inc. Press Release, dated September 7, 2018.

Forward-Looking Statements

This report contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “plan,” “intend” and similar expressions are intended to identify our forward-looking statements, including, but not limited to, statements about: the effect of the restructuring program on our business and future financial performance; the costs, results of, returns and reinvestment of savings from and completion of our restructuring program; and the amount of our future capital expenditures. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, risks that the restructuring program will not yield the anticipated benefits and changes in the assumptions upon which the restructuring program is based. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Luca Zaramella
Name:	Luca Zaramella
Title:	Executive Vice President and Chief Financial Officer

Date: September 7, 2018